June 10, 2003



Securities and Exchange Commission
Washington, DC   20549

Re:  Earth Search Sciences, Inc.
     File No. 0-19566

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Earth Search Sciences, Inc. dated June 10, 2003 and agree with the statements concerning our Firm contained therein.

Very truly yours,


/s/ GRANT THORNTON LLP